Exhibit 32.1

McGRATH RENTCORP

SECTION 906 CERTIFICATION

In connection with the quarterly report of McGrath RentCorp (the “Company”) on Form 10-Q for the period ended June 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), I, Joseph F. Hanna, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Date: July 24, 2025

	By:	/s/ Joseph F. Hanna
Joseph F. Hanna
Chief Executive Officer